                                                                    EXHIBIT 16.1



September 21, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Item 4.01 of Form 8-K of Global Preferred Holdings, Inc. dated September 21, 2004 and have the following comments:

1.       We agree with the statements made in the paragraphs one through five.

2. We have no basis on which to agree or disagree with the statement made in the sixth paragraph.


Yours truly,


/s/ DELOITTE & TOUCHE LLP